 Exhibit 99.1

Inphi Corporation Announces Q2 2019 Results

Strong year-over-year Revenue Growth

SANTA CLARA, Calif., Aug. 1, 2019 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its second quarter ended June 30, 2019.

GAAP Results

Revenue in the second quarter of 2019 was $86.3 million on a U.S. generally accepted accounting principles (GAAP) basis, up 23.6% year-over-year, compared with $69.8 million in the second quarter of 2018. The increase was due to higher demand for datacenter products.

Gross margin under GAAP in the second quarter of 2019 was 56.9%, compared with 56.7% in the second quarter of 2018.

GAAP operating loss in the second quarter of 2019 was $14.2 million or (16.5%) of revenue, compared to GAAP operating loss in the second quarter of 2018 of $21.9 million or (31.4%) of revenue. The decrease in operating loss was mainly due to higher revenue.

GAAP net loss for the second quarter of 2019 was $20.6 million or ($0.46) per common share, compared with $28.5 million or ($0.65) per common share in the second quarter of 2018.

Inphi reports gross margin, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP, gross margin, operating expenses, net income, earnings per share, as well as a description of the items excluded from the non-GAAP calculations is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin on a non-GAAP basis in the second quarter of 2019 was 70.1%, compared with 68.4% in the second quarter of 2018. The increase was due to a change in product mix.

Non-GAAP operating income in the second quarter of 2019 was $16.5 million, compared with non-GAAP operating income of $7.1 million in the second quarter of 2018. The increase is primarily due to higher revenue.

Non-GAAP net income in the second quarter of 2019 was $16.6 million, or $0.35 per diluted common share. This compares with non-GAAP net income of $6.6 million, or $0.15 per diluted common share in the second quarter of 2018.

“Differentiated products and solid design wins for PAM DSP, TiA and Drivers enabled Inphi to post strong revenue growth in the cloud segment in Q2,” said Ford Tamer, President and CEO of Inphi Corporation. “We believe that our new technology and product development investments will allow us to continue to diversify our customer base, and accelerate our revenue and earnings growth in the quarters and years ahead.”

First Half 2019 Results

Revenue in the six months ended June 30, 2019 was $168.5 million, compared with $129.9 million in the six months ended June 30, 2018. GAAP net loss in the six months ended June 30, 2019 was $43.3 million, or ($0.97) per diluted share, on approximately 44.8 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $51.5 million, or ($1.19) per diluted share, on approximately 43.3 million diluted weighted average common shares outstanding in the six months ended June 30, 2018.

Non-GAAP net income in the six months ended June 30, 2019 was $32.0 million, or $0.69 per diluted weighted average common share outstanding, on approximately 46.5 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $4.6 million in the six months ended June 30, 2018, or $0.10 per diluted weighted average common share outstanding, on approximately 44.6 million diluted weighted average common shares outstanding.

Business Outlook

The following statements are based on the Company’s current expectations for the third quarter of 2019. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and non-GAAP outlook is included at the end of this press release.

●	Revenue in Q3 2019 is expected of $88.0 million to $92.0 million.
●	GAAP gross margin of approximately 56.6% to 58.2%.
●	Non-GAAP gross margin is expected to be approximately 69.6% to 70.6%.
●	Stock-based compensation expense in the range of $19 million to $20 million.
●	GAAP net loss is expected to be in a range between $17.6 million to $23.6 million, or ($0.39) to ($0.52) per basic share, based on 45.6 million estimated weighted average basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles related to acquisitions and noncash interest on convertible debt, to be in the range of $15.3 million to $20.1 million, or $0.32 to $0.42 per weighted average diluted share, based on 48.0 million estimated Non-GAAP weighted average diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the second quarter 2019 results.

The call can be accessed by dialing (765) 507-2591, participant passcode: 9745619. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at https://inphi.com/investors/ for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2019, including with respect to the third quarter of 2019, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities and increase in market share, increasing demand in Q3, growth inside data centers, success of new product introductions, customer relationships and design wins and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of target markets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in demand, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2018, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$86,285	$69,814	$168,508	$129,950
Cost of revenue	37,176	30,203	71,768	57,793
Gross margin	49,109	39,611	96,740	72,157
Operating expenses:
Research and development	44,705	42,804	89,104	85,742
Sales and marketing	11,154	10,311	23,033	21,653
General and administrative	7,480	8,415	14,313	14,633
Total operating expenses	63,339	61,530	126,450	122,028
Loss from operations	(14,230)	(21,919)	(29,710)	(49,871)
Interest expense, net of other income	(6,935)	(6,487)	(12,980)	(9,787)
Loss from operations before income taxes	(21,165)	(28,406)	(42,690)	(59,658)
Provision (benefit) for income taxes	(587)	58	633	(8,203)
Net loss	$(20,578)	$(28,464)	$(43,323)	$(51,455)

Earnings per share:
Basic	$(0.46)	$(0.65)	$(0.97)	$(1.19)
Diluted	$(0.46)	$(0.65)	$(0.97)	$(1.19)

Weighted-average shares used in computing earnings per share:
Basic	45,191,674	43,661,325	44,823,562	43,331,906
Diluted	45,191,674	43,661,325	44,823,562	43,331,906

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands of dollars)		(in thousands of dollars)
	(Unaudited)		(Unaudited)
Cost of revenue	$1,674	$605	$2,479	$1,174
Research and development	9,925	9,741	20,657	18,239
Sales and marketing	3,269	3,241	7,417	6,483
General and administrative	3,093	2,629	6,166	4,873

	$17,961	$16,216	$36,719	$30,769

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$159,624	$172,018
Short-term investments in marketable securities	253,910	235,339
Accounts receivable, net	67,008	61,271
Inventories	44,095	33,052
Prepaid expenses and other current assets	8,626	9,600
Total current assets	533,263	511,280

Property and equipment, net	71,635	70,740
Goodwill	104,502	104,502
Identifiable intangible assets, net	147,355	180,447
Right of use asset, net	8,960	-
Other noncurrent assets	24,425	22,904
Total assets	$890,140	$889,873

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,635	$15,891
Accrued expenses and other current liabilities	40,428	43,120
Deferred revenue	6,245	5,432
Total current liabilities	69,308	64,443
Convertible debt	461,630	447,825
Other liabilities	15,798	10,911
Total liabilities	546,736	523,179

Stockholders’ equity:
Common stock	46	44
Additional paid-in capital	555,082	536,157
Accumulated deficit	(213,219)	(169,896)
Accumulated other comprehensive income	1,495	389
Total stockholders’ equity	343,404	366,694
Total liabilities and stockholders’ equity	$890,140	$889,873

INPHI CORPORATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, loss on claim settlements, non-cash interest expense related to convertible debt, unrealized gain or loss on equity investments and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$49,109		$39,611		$96,740		$72,157
Adjustments to GAAP gross margin:
Stock-based compensation	1,674	(a)	605	(a)	2,479	(a)	1,174	(a)
Acquisition related expenses	-		(7)	(b)	-		3	(b)
Amortization of inventory step-up	-		864	(c)	-		864	(c)
Amortization of intangibles	9,724	(d)	6,699	(d)	19,448	(d)	13,398	(d)
Depreciation on step-up values of fixed assets	(12)	(e)	(12)	(e)	(24)	(e)	(26)	(e)
Restructuring expenses	-		-		-		106	(f)
Non-GAAP gross margin	$60,495		$47,760		$118,643		$87,676

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$44,705		$42,804		$89,104		$85,742
Adjustments to GAAP research and development:
Stock-based compensation	(9,925)	(a)	(9,741)	(a)	(20,657)	(a)	(18,239)	(a)
Acquisition related expenses	-		(302)	(b)	-		(607)	(b)
Depreciation on step-up values of fixed assets	(110)	(e)	(40)	(e)	(197)	(e)	(173)	(e)
Restructuring expenses	-		-		-		(885)	(f)
Non-GAAP research and development	$34,670		$32,721		$68,250		$65,838

GAAP sales and marketing	$11,154		$10,311		$23,033		$21,653
Adjustments to GAAP sales and marketing:
Stock-based compensation	(3,269)	(a)	(3,241)	(a)	(7,417)	(a)	(6,483)	(a)
Acquisition related expenses	-		(117)	(b)	-		(259)	(b)
Amortization of intangibles	(2,431)	(d)	(2,432)	(d)	(4,862)	(d)	(4,863)	(d)
Depreciation on step-up values of fixed assets	(2)	(e)	(18)	(e)	(5)	(e)	(41)	(e)
Restructuring expenses	-		(8)	(f)	-		(367)	(f)
Non-GAAP sales and marketing	$5,452		$4,495		$10,749		$9,640

GAAP general and administrative	$7,480		$8,415		$14,313		$14,633
Adjustments to GAAP general and administrative:
Stock-based compensation	(3,093)	(a)	(2,629)	(a)	(6,166)	(a)	(4,873)	(a)
Acquisition related expenses	-		(3)	(b)	-		(6)	(b)
Amortization of intangibles	(116)	(d)	(116)	(d)	(232)	(d)	(232)	(d)
Depreciation on step-up values of fixed assets	(4)	(e)	(75)	(e)	(9)	(e)	(34)	(e)
Restructuring expenses	-		-		-		(133)	(f)
Loss on claim settlement from ClariPhy acquisition	(400)	(g)	(2,125)	(g)	(400)	(g)	(2,125)	(g)
Non-GAAP general and administrative	$3,867		$3,467		$7,506		$7,230
Non-GAAP total operating expenses	$43,989		$40,683		$86,505		$82,708
Non-GAAP income from operations	$16,506		$7,077		$32,138		$4,968

GAAP net loss to Non-GAAP net income
GAAP net loss	$(20,578)		$(28,464)		$(43,323)		$(51,455)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	17,961	(a)	16,216	(a)	36,719	(a)	30,769	(a)
Acquisition related expenses	-		415	(b)	-		875	(b)
Amortization of inventory fair value step-up	-		864	(c)	-		864	(c)
Amortization of intangibles related to purchase price	12,271	(d)	9,247	(d)	24,542	(d)	18,493	(d)
Depreciation on step-up values of fixed assets	104	(e)	121	(e)	187	(e)	222	(e)
Restructuring expenses	-		8	(f)	-		1,491	(f)
Loss on claim settlement from ClariPhy acquisition	400	(g)	2,125	(g)	400	(g)	2,125	(g)
Loss on claim settlement from Exactik disposition	296	(h)	-		296	(h)	-
Unrealized loss (gain) on equity investment	347	(i)	166	(i)	75	(i)	(2,856)	(i)
Accretion and amortization expense on convertible debt	7,006	(j)	6,523	(j)	13,805	(j)	12,853	(j)
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	(1,216)	(k)	(657)	(k)	(700)	(k)	(8,787)	(k)
Non-GAAP net income	$16,591		$6,564		$32,001		$4,594

Shares used in computing non-GAAP basic earnings per share	45,191,674		43,661,325		44,823,562		43,331,906

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	47,700,457		44,884,548		46,920,852		44,604,497
Offsetting shares from call option	787,128		-		393,564		-
Shares used in computing non-GAAP diluted earnings per share	46,913,329		44,884,548		46,527,288		44,604,497

Non-GAAP earnings per share:
Basic	$0.37		$0.15		$0.71		$0.11
Diluted	$0.35		$0.15		$0.69		$0.10

GAAP gross margin as a % of revenue	56.9%		56.7%		57.4%		55.5%
Stock-based compensation	1.9%		0.9%		1.5%		0.9%
Amortization of inventory fair value step-up and intangibles	11.3%		10.8%		11.5%		11.1%
Non-GAAP gross margin as a % of revenue	70.1%		68.4%		70.4%		67.5%

(a)

Reflects the stock-based compensation expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the legal, transition costs and other expenses related to acquisition. The transition costs also include short-term cash retention bonus payments to ClariPhy employees that were part of the merger agreement when the Company acquired ClariPhy. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value amortization of intangibles related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects restructuring expenses incurred. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the loss on settlement of certain customer claims from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the loss on settlement of claim from the Exactik business disposal. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the unrealized gain or loss on equity investments. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES -THIRD QUARTER 2019 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending September 30, 2019
	High	Low
Estimated GAAP net loss	$(17,600)	$(23,600)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	19,000	20,000
Amortization of intangibles	12,400	12,400
Amortization of convertible debt interest cost	7,000	7,000
Tax effect of GAAP to non-GAAP adjustments	(700)	(500)
Estimated non-GAAP net income	$20,100	$15,300

Shares used in computing estimated non-GAAP diluted earnings per share	48,000,000	48,000,000

Estimated non-GAAP diluted earnings per share	$0.42	$0.32

Revenue	$92,000	$88,000

GAAP gross margin	$53,538	$49,838
as a % of revenue	58.2%	56.6%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	1,675	1,675
Fixed assets depreciation step up	12	12
Amortization of intangibles	9,725	9,725
Estimated non-GAAP gross margin	$64,950	$61,250
as a % of revenue	70.6%	69.6%